UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2025

Inspirato Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 586-7771
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2025, Inspirato Incorporated (“Inspirato”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Inspirato, RR Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Inspirato (“Merger Sub”), and Buyerlink, Inc., a Delaware corporation (“Buyerlink”), which is wholly owned by One Planet Ops Inc. (“One Planet Ops”).

Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Buyerlink (the “Merger”), with Buyerlink surviving the Merger as a wholly owned subsidiary of Inspirato. In connection with the Merger, and as consideration therefor, Inspirato will issue to One Planet Ops (i) 73,896,235 shares of Inspirato Class A common stock and (ii) 8,262,327 shares (subject to adjustment as set forth in the Merger Agreement) of newly designated Inspirato preferred stock, in each case as determined in accordance with the terms of the Merger Agreement.

A Special Committee of the Board of Directors of Inspirato, composed entirely of independent and disinterested directors, was formed to evaluate the proposed transaction. The Special Committee was granted full authority to review, negotiate, and approve the terms of the Merger on behalf of Inspirato. After careful evaluation, the Special Committee unanimously determined that the Merger and related transactions were fair to, and in the best interests of, Inspirato and its stockholders, and recommended that the full Board approve the transaction.

Following the Special Committee’s recommendation, the Board of Directors of Inspirato approved the Merger Agreement and determined to submit the related share issuance and charter amendment proposals to Inspirato’s stockholders for approval. Payam Zamani, a member of the Board who is affiliated with One Planet and Buyerlink, abstained from the vote.

Immediately following the Merger, Inspirato will change its name to One Planet Platforms, Inc. and will continue as the publicly traded holding company for both Buyerlink and Inspirato LLC.

The completion of the Merger is subject to satisfaction or waiver of certain customary mutual closing conditions, including (1) the receipt of required approvals from Inspirato stockholders, (2) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) applicable to the Merger, (3) the absence of any order or law prohibiting consummation of the Merger and (4) the receipt of certain third-party approvals. The obligation of each party to consummate the Merger is also conditioned upon the other party having performed in all material respects its obligations under the Merger Agreement and the other party’s representations and warranties in the Merger Agreement being true and correct (subject to certain materiality qualifiers).

The Merger Agreement contains customary representations and warranties of Inspirato and Buyerlink relating to their respective businesses and financial statements, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of Inspirato and Buyerlink, including covenants of each party to conduct its business in the ordinary course, subject to certain exceptions, and to refrain from taking certain actions without the other party’s consent. Inspirato and Buyerlink also agreed to use their respective reasonable best efforts to cause the Merger to be consummated.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time or the earlier termination of the Merger Agreement, Inspirato is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, provide non-public information to third parties and engage in negotiations with third parties regarding alternative acquisition proposals, subject to exceptions.

The Merger Agreement contains termination rights for each of Inspirato and Buyerlink, including, among others, if the consummation of the Merger does not occur on or before October 31, 2025 and, subject to certain conditions, if Inspirato wishes to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (as such term is defined in the Merger Agreement). Upon termination of the Merger Agreement under specified circumstances, Inspirato may be obligated to pay to Buyerlink a termination fee, or Buyerlink may be obligated to pay to Inspirato a reverse termination fee, of $1,000,000.

The Merger Agreement provides that Inspirato is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, provide non-public information to third parties and engage in negotiations with third parties regarding alternative acquisition proposals, subject to certain exceptions.

The shares of Inspirato preferred stock to be issued to One Planet Ops upon closing of the Merger will be entitled to receive monthly cash dividends accruing at 7.0% per annum, will have a liquidation preference of $3.57 per share and will be convertible into shares of Inspirato common stock on a 1:1 basis. The shares will be mandatorily redeemable on the fifth anniversary of the closing of the Merger or, at One Planet Ops’ election, in three equal installments on the first three anniversaries of the closing. The redemption price will equal the liquidation preference plus accrued and unpaid dividends or the value of the Inspirato common stock into which the preferred shares are then convertible.

The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

In connection with the Merger Agreement: (i) One Planet Group LLC entered into a Voting Agreement pursuant to which it has agreed to vote its Inspirato shares in favor of the stockholder proposals; and (ii) At closing, Inspirato and One Planet Ops are expected to enter into a Stockholders Agreement governing certain governance and post-closing matters. Pursuant to this agreement, among other things, One Planet Ops will have the right to designate six of the seven members of Inspirato's Board of Directors.

The foregoing description of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as an exhibit to this Form 8-K and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Inspirato or Buyerlink. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Inspirato’s public disclosures.

IMPORTANT INFORMATION FOR STOCKHOLDERS

Inspirato will file with the SEC, and mail to its shareholders, a proxy statement in connection with the proposed merger. This communication is not a substitute for the proxy statement or for any other document that Inspirato may file with the SEC and send to its stockholders in connection with the merger. INSPIRATO SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by Inspirato through the website maintained by the SEC at http://www.sec.gov.

Inspirato, Buyerlink and certain of their respective directors, certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the proposed merger under the rules of the SEC. Information about the directors and executive officers of Inspirato is set forth in its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on April 24, 2025.

This document can be obtained free of charge from the SEC website indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	No.	Description
2.1		Agreement and Plan of Merger by and among Inspirato Incorporated and Buyerlink, Inc. dated June 25, 2025
99.1		Press Release dated June 26, 2025
99.2		Corporate Presentation, dated June 26, 2025
104		Cover Page Interactive Data File (Cover Page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRATO INCORPORATED

Date: June 26, 2025	By:	/s/ Michael Arthur
	Name:	Michael Arthur
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)